UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): September 14, 2022

RHYTHM PHARMACEUTICALS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-38223	46-2159271
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

222 Berkeley Street

12th Floor

Boston, MA 02116

(Address of principal executive offices) (Zip Code)

(857) 264-4280

(Registrant’s telephone number, include area code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value per share	RYTM	The Nasdaq Stock Market LLC (Nasdaq Global Market)

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 8.01 Other Events.

On September 14, 2022, Rhythm Pharmaceuticals, Inc. (the “Company”) entered into an underwriting agreement (the “Underwriting Agreement”) with Cowen and Company, LLC, Stifel, Nicolaus & Company, Incorporated and Wells Fargo Securities, LLC, as representatives of the several underwriters named therein (the “Underwriters”), relating to the issuance and sale of 4,800,000 shares (the “Shares”) of the Company’s common stock to the Underwriters (the “Offering”). The Shares were sold at a price to the public of $26.00 per Share and were purchased by the Underwriters from the Company at a price of $24.44 per Share. The Company also granted the Underwriters a 30-day option to purchase up to 720,000 additional shares of its common stock (the “Additional Shares”). The net proceeds to the Company from the Offering, excluding any exercise by the Underwriters of their 30-day option to purchase Additional Shares, are expected to be approximately $116.9 million, after deducting the underwriting discounts and commissions and estimated offering expenses payable by the Company.

The Offering is expected to close on or about September 19, 2022, subject to the satisfaction of customary closing conditions. The Underwriting Agreement contains customary representations, warranties, covenants and agreements by the Company, indemnification obligations of the Company and the Underwriters, including for liabilities under the Securities Act of 1933, as amended, other obligations of the parties and termination provisions. The representations, warranties and covenants contained in the Underwriting Agreement were made only for purposes of such agreement and as of specific dates, and were solely for the benefit of the parties to the Underwriting Agreement.

The Offering is being made by means of a written prospectus forming part of a shelf registration statement on Form S-3 (File No. 333-260689), previously filed by the Company with the Securities and Exchange Commission (the “Commission”) on November 2, 2021 and declared effective by the Commission on November 15, 2021, and a related prospectus supplement.

The foregoing description of the Underwriting Agreement is not complete and is qualified in its entirety by reference to the full text of the Underwriting Agreement, a copy of which is filed as Exhibit 1.1 to this Current Report on Form 8-K and is incorporated by reference herein.

A copy of the opinion of Latham & Watkins LLP relating to the legality of the issuance and sale of the Shares and the Additional Shares in the Offering is attached as Exhibit 5.1 hereto.

Forward-Looking Statements

This Current Report on Form 8-K contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. All statements contained in this Current Report on Form 8-K that do not relate to matters of historical fact should be considered forward-looking statements, including without limitation, statements regarding the completion of the proposed offering and the anticipated net proceeds from the offering.

Statements using words such as “expect”, “anticipate”, “believe”, “may”, “will” and similar terms are also forward-looking statements. Such statements are subject to numerous risks and uncertainties, including, but not limited to, risks associated with general economic and market conditions and the other important factors discussed under the caption “Risk Factors” in our Quarterly Report on Form 10-Q for the quarterly period ended June 30, 2022 and our other filings with the Commission. Except as required by law, we undertake no obligations to make any revisions to the forward-looking statements contained in this Current Report on Form 8-K or to update them to reflect events or circumstances occurring after the date of this Current Report on Form 8-K, whether as a result of new information, future developments or otherwise.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

1.1	Underwriting Agreement, dated as of September 14, 2022, between Rhythm Pharmaceuticals, Inc. and Cowen and Company, LLC, Stifel, Nicolaus & Company, Incorporated and Wells Fargo Securities, LLC, as representatives of the underwriters named therein.

5.1	Opinion of Latham & Watkins LLP.

23.1	Consent of Latham & Watkins LLP (included in Exhibit 5.1).

104	Cover Page Interactive Data File (embedded within the inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RHYTHM PHARMACEUTICALS, INC.

Date: September 15, 2022	By:	/s/ Hunter Smith
	Name:	Hunter Smith
	Title:	Chief Financial Officer